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                                                                  Exhibit 10.105

               AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT

        THIS AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT (this "AGREEMENT") is entered into as of August 6, 2001 by and between Micron Electronics, Inc., a Minnesota corporation ("COMPANY"), Interland, Inc., a Georgia corporation ("INTERLAND"), Micron Technology, Inc. ("MTI"), Ken Gavranovic and Waldemar Fernandez (the "INTERLAND FOUNDERS"), and the parties set forth on Exhibit A attached hereto (the "OTHER HOLDERS") (with MTI, the Interland Founders, and the Other Holders being collectively referred to as the "HOLDERS").

                                    RECITALS

        WHEREAS, on the date hereof, MTI has acquired approximately 60% of the outstanding Common Stock of Company;

        WHEREAS, on the date hereof, the Interland Founders and Other Holders have acquired shares of Common Stock of Interland (the "INTERLAND COMMON STOCK"), from Interland pursuant to various agreements between Interland and certain of the Holders (the "STOCK ACQUISITION AGREEMENTS");

        WHEREAS, Company, Interland, and Interland Acquisition Corporation, a Delaware corporation and wholly owned first tier subsidiary of the Company ("MERGER SUB") have entered into an Agreement and Plan of Merger (the "MERGER AGREEMENT") dated as of even date hereof, pursuant to which Merger Sub will merge with and into Interland in a reverse triangular merger with Interland to be the surviving corporation of the Merger (the "MERGER");

        WHEREAS, certain of the Other Holders possess registration rights to Interland Common Stock pursuant to that certain Registration Rights Agreement by and between the Other Holders and Interland dated as of December 2, 1999, as amended on December 24, 1999, and on March 15, 1999, and on May 8, 2000 (the "PRIOR AGREEMENT");

        WHEREAS, each of CPQ Holdings, Inc. ("CPQ") and Hewlett-Packard Company ("HP") possess registration rights to Interland Common Stock pursuant to Registration Rights Agreements by and between Interland and each of CPQ and HP dated as of June 30, 2000 (the "CQP/HP AGREEMENTS");

        Whereas, the Interland Founders possess registration rights pursuant to that certain Separation Agreement and General Release dated Nov. 19, 1999, by and between Interland and Waldemar Fernandez;

        WHEREAS, in connection with the Merger, Company desires to grant to Holders certain registration rights with respect to the shares of the Company Common Stock that are issued to Holders in the Merger (the "MERGER SHARES"), and that are currently held by MTI (the "MTI SHARES"), subject to the terms and conditions set forth in this Agreement and the parties to the Prior Agreement and the CPQ/HP Agreements desire to terminate each of the Prior Agreement


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and the CPQ/HP Agreements and to accept the rights created pursuant hereto in lieu of the rights granted to them under the Prior Agreement and the CPQ/HP Agreements;

        WHEREAS, capitalized terms used in this Agreement shall have the meanings ascribed to them in Section 2 hereof, however capitalized terms used but not defined herein shall have the meanings set forth in the Merger Agreement.

        NOW, THEREFORE, for and in consideration of the foregoing and of the mutual covenants and agreements hereinafter set forth, the parties hereto agree as follows:

1.      REGISTRATION RIGHTS.

        1.1.   Demand Registration Rights of Initiating Holders.

               1.1.1. Request.

               At any time after the Effective Time contemplated in the Merger Agreement, the Initiating Holders (other than CPQ and HP) may request registration for sale under the Act of all or part of the Registrable Securities then held by them, provided that such requested registration relates to a number of shares of Registrable Securities which represents at least 25% of the total number of shares of Registrable Securities (or a lesser percentage if the anticipated aggregate offering price would exceed $5 million), and upon such request the Company will promptly take the actions specified in Section 1.1.2. Notwithstanding anything contained in this Section 1.1 to the contrary, neither CPQ nor HP shall posses and demand registration rights pursuant to this Section 1.1.

               1.1.2. Demand Procedures.

               Within ten (10) Business Days after receipt by the Company of a registration request under Section 1.1.1 (which request shall specify the number of shares proposed to be registered and sold and the manner in which such sale is proposed to be effected), the Company shall promptly give written notice to all other Holders of the proposed demand registration, and such other Holders shall have the right to join in the proposed registration and sale, upon written request to the Company (which request shall specify the number of shares proposed to be registered and sold) within five (5) Business Days after receipt of such notice from the Company. The Company shall thereafter, as expeditiously as practicable (i) file with the SEC under the Act a registration statement on the appropriate form concerning all Registrable Securities specified in the demand request and all Registrable Securities with respect to which the Company has received the written request from the other Holders and (ii) use its reasonable efforts to cause the registration statement to be declared effective. At the request of the Initiating Holders requesting registration, the Company shall use its reasonable efforts to cause each offering pursuant to Section
1.1.1 to be managed, on a firm commitment basis, by a recognized regional or national underwriter selected by the Initiating Holders and approved by the Company, such approval not to be unreasonably withheld. All holders proposing to distribute their securities through such underwriting shall enter into an underwriting agreement in customary form. The Company shall not be obligated to effect more than two registrations requested by Initiating Holders under


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Section 1.1.1, provided, however, that each such request shall be deemed satisfied only when a registration statement covering all Registrable Securities specified in notices received as aforesaid, for sale in accordance with the method of disposition specified by the Initiating Holders, has become effective and, if the method of disposition is a firm commitment underwritten public offering, at least 75% of the Registrable Securities covered thereby shall have been sold pursuant thereto. Except for registration statements on Form S-4, S-8 or another form not available for registering securities for sale to the public, or any successor thereto, the Company will not, without the consent of the Holders selling a majority of the Registrable Securities in such offering pursuant to this Section 1.1, file with the SEC any other registration statement with respect to its Common Stock, whether for its own account or that of other shareholders, from the date of receipt of a notice from requesting Holders pursuant to this Section 1.1 until the completion of the period of distribution of the securities contemplated thereby as provided in Section 1.4; provided, however, that the Company may include securities offered by the Company for its own account and/or other securities of the Company that are held by shareholders other than the Holders in such offering pursuant to this Section 1.1, subject to reduction as provided in Section 1.1.4 of this Agreement.

               1.1.3. Delay by Company.

               The Company shall not be required to proceed to effect a demand registration under the Act pursuant to Section 1.1.1 above if (i) the Company receives a request for registration under Section 1.1.1 less than 90 days preceding the anticipated effective date of a proposed underwritten public offering of securities of the Company approved by the Company's Board of Directors prior to the Company's receipt of the request; (ii) within 180 days prior to any such request for registration, a registration of securities of the Company has been effected in which the Initiating Holders had the right to participate pursuant to this Section 1.1 or Section 1.2 hereof; or (iii) the Board of Directors of the Company reasonably determines in good faith that effecting such a demand registration at such time would have a material adverse effect upon a proposed sale of all (or substantially all) of the assets of the Company, or a merger, share exchange, reorganization, recapitalization, or any other form of business combination or transaction materially affecting the capital structure, or equity ownership of the Company, or would otherwise be seriously detrimental to the Company because the Company was then in the process of raising capital in the public or private markets; provided, however, that the Company may only delay a demand registration pursuant to this Section 1.1.3 for a period not exceeding 90 days (or until such earlier time as such transaction is consummated or no longer proposed) and may only defer any such filing pursuant to this Section 1.1.3 once per calendar year. The Company shall promptly notify in writing the Holders requesting registration of any decision not to effect any such request for registration pursuant to this Section 1.1.3, which notice shall set forth in reasonable detail the reason for such decision and shall include an undertaking by the Company promptly to notify such Holders as soon as a demand registration may be effected.

               1.1.4. Reduction.

               If a demand registration is an underwritten registration and the managing underwriters advise the Company and the Holders participating in the demand registration in writing that in their opinion the number of shares of Common Stock requested to be included in


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such registration exceeds the number which can be sold in such offering, then the Company shall include in such demand registration (i) first, the shares proposed to be sold by MTI exercising rights under Section 1.1.1, (ii) second, the shares proposed to be sold by all the Other Holders exercising rights under
Section 1.1.1, allocated pro rata among such Other Holders in proportion to the number of Registrable Securities owned by them, and (iii) third, the shares proposed to be sold by the Company.

               1.1.5. Withdrawal.

               Holders participating in any demand registration pursuant to this
Section 1.1 may withdraw at any time before a registration statement is declared effective, and the Company may withdraw such registration statement if no Registrable Securities are then proposed to be included (and if withdrawn by the Company the Holders shall not be deemed to have requested a demand registration for purposes of Section 1.1.1 hereof). If the Company withdraws a registration statement under this Section 1.1.5 in respect of a registration for which the Company would otherwise be required to pay expenses under Section 1.6.2 hereof, the Holders that shall have withdrawn shall reimburse the Company for all expenses of such registration in proportion to the number of shares each such withdrawing Holder shall have requested to be registered. Notwithstanding the foregoing, however, if at the time of the withdrawal, the Holders have learned of a material adverse change in the condition, business or prospects of the Company from that known to the Holders at the time of their request, then the Holders shall not be required to pay any of said registration expenses and the Company shall be deemed not to have effected a registration pursuant to Section
1.1.2 of this Agreement.

        1.2.   Piggyback Registration Rights.

               1.2.1. Request.

               If at any time or times after the date of this Agreement the Company proposes to make a registered public offering of any of its securities under the Act (whether to be sold by it or by one or more selling shareholders), other than an offering pursuant to a demand registration under Section 1.1.1 or
Section 1.3 hereof or an offering registered on Form S-8 or Form S-4, or successor forms relating to employee stock plans and business combinations, the Company shall, not less than 20 days prior to the proposed filing date of the registration form, give written notice of the proposed registration to all Holders specifying in reasonable detail the proposed transaction to be covered by the registration statement, and at the written request of any Holder delivered to the Company within 20 days after giving such notice, shall include in such registration and offering, and in any underwriting of such offering, all Registrable Securities as may have been designated in the Holder's request. The Company shall have no obligation to include shares of Common Stock owned by any Holder in a registration statement pursuant to this Section 1.2, unless and until such Holder (a) in connection with any underwritten offering, agrees to enter into an underwriting agreement, a custody agreement and power of attorney and any other customary documents required in an underwritten offering all in customary form and containing customary provisions (but not requiring any Holder to provide indemnification or contribution more extensive than is set forth in
Section 1.6.3 hereof) and (b) shall have furnished the Company with all information and statements about or pertaining to such Holder in such


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reasonable detail and on such timely basis as is reasonably deemed by the
Company to be legally required with respect to the preparation of the registration statement.

               1.2.2. Reduction.

               If a registration in which any Holder has the right to participate pursuant to this Section 1.2 is an underwritten registration, and the managing underwriters advise the Company in writing that in their opinion the number of securities requested to be included in such registration exceeds the number which can be sold in such offering, the Company shall include in such registration (i) first, the securities of the Company proposed to be sold by the Company, (ii) second, the shares proposed to be sold by MTI exercising rights under Section 1.2.1, (iii) third, the shares proposed to be sold by Other Holders (other than the shares held by CPQ and HP) exercising rights under
Section 1.2.1, allocated pro rata among such Other Holders (other than CPQ and HP) in proportion to the number of Registrable Securities owned by them, (iv) fourth, the shares proposed to be sold by CPQ and HP exercising rights under
Section 1.2.1, (v) fifth, the Interland Founders exercising rights under Section
1.2.1 on an equal basis in proportion to the number of Registrable Securities owned by them, and (vi) sixth, by any other shareholders proposing to sell shares of Common Stock pursuant to such registration.

        1.3.   Registration on Form S-3.

               Subject to the limitations set forth in Section 1.1.3, if at any time the Company is eligible to use Form S-3 (or any successor form) for secondary sales any Holder may request (by written notice to the Company stating the number of Registrable Securities proposed to be sold and the intended method of disposition) that the Company file a registration statement on Form S-3 (or any successor form) for a public sale of all or any portion of the Registrable Securities beneficially owned by it (which may include a "shelf" registration under Rule 415 under the Act, or any successor rule), provided that the reasonably anticipated aggregate price to the public of such Registrable Securities shall be at least $2.5 million. Upon receiving such request, the Company shall use its reasonable best efforts to promptly file a registration statement on Form S-3 (or any successor form) to register under the Act for public sale in accordance with the method of disposition specified in such request, the number of shares of Registrable Securities specified in such request and shall otherwise carry out the actions specified in Section 1.1.2 and
1.4. The Company shall not be obligated to file more than two registration statements on Form S-3 (or any successor form) pursuant to this Section 1.3 within any eighteen month period. Notwithstanding anything contained in this
Section 1.3 to the contrary, neither CPQ nor HP shall possess any registration rights pursuant to this Section 1.3.

        1.4. Registration Procedures. Whenever any Holder has requested that any shares of Common Stock be registered pursuant to Sections 1.1, 1.2 or 1.3 hereof, the Company shall, as expeditiously as reasonably possible:

               (a) prepare and file with the SEC a registration statement with respect to such shares and use its reasonable best efforts to cause such registration statement to become effective as soon as reasonably practicable thereafter (provided that before filing a registration statement or prospectus or any amendments or supplements thereto, the Company shall furnish counsel for


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such Holder with copies of all such documents proposed to be filed) and to cause such registration statement to comply as to form and content in all material respects with the SEC's forms, rules and regulations;

               (b) prepare and file with the SEC such amendments and supplements to such registration statement and prospectus used in connection therewith as may be necessary to keep such registration statement effective for a period of not less than 120 days (2 years in the case of a registration pursuant to Section 1.3 hereof) or until such Holder has completed the distribution described in such registration statement, whichever occurs first;

               (c) furnish to such Holder such number of copies of such registration statement, each amendment and supplement thereto, the prospectus included in such registration statement (including each preliminary prospectus), and such other documents as such Holder may reasonably request;

               (d) use its reasonable efforts to register or qualify such shares under such other securities or blue sky laws of such jurisdictions as such Holder requests (and to maintain such registrations and qualifications effective for a period of 120 days (2 years in the case of a registration pursuant to Section 1.3 hereof) or until such Holder has completed the distribution of such shares, whichever occurs first), and to do any and all other acts and things which may be necessary or advisable to enable such Holder to consummate the disposition in such jurisdictions of such shares (provided that the Company will not be required to (i) qualify generally to do business in any jurisdiction where it would not be required but for this subsection (4), (ii) subject itself to taxation in any such jurisdiction, or (iii) file any general consent to service of process in any such jurisdiction); provided that, notwithstanding anything to the contrary in this Agreement with respect to the bearing of expenses, if any such jurisdiction shall require that expenses incurred in connection with the qualification of such shares in that jurisdiction be borne in part or full by such Holder, then such Holder shall pay such expenses to the extent required by such jurisdiction;

               (e) notify such Holder, at any time when a prospectus relating thereto is required to be delivered under the Act within the period that the Company is required to keep the registration statement effective, of the happening of any event as a result of which the prospectus included in any such registration statement contains an untrue statement of a material fact or omits any fact necessary to make the statements therein not misleading, and promptly prepare, file and furnish to the Holder a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such shares, such prospectus will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or, in light of the circumstances then existing, necessary to make the statements therein not misleading;

               (f) cause all such shares to be listed on securities exchanges, if any, on which similar securities issued by the Company are then listed;

               (g) provide a transfer agent and registrar for all such shares not later than the effective date of such registration statement;


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               (h) enter into such customary agreements and take all such other actions as such Holder reasonably requests (and subject to its reasonable approval) in order to expedite or facilitate the disposition of such shares;

               (i) make available for inspection by such Holder, by any underwriter participating in any distribution pursuant to such registration statement, and by any attorney, accountant or other agent retained by such Holder or by any such underwriter, all financial and other records, pertinent corporate documents, and properties (other than confidential intellectual property) of the Company;

               (j) if the offering is underwritten and at the request of any seller of Registrable Securities, use its best efforts to furnish on the date that Registrable Securities are delivered to the underwriters for sale pursuant to such registration: (i) an opinion dated such date of counsel representing the Company for the purposes of such registration, addressed to the underwriters and to such seller, stating that such registration statement has become effective under the Act and that (A) to the best knowledge of such counsel, no stop order suspending the effectiveness thereof has been issued and no proceedings for that purpose have been instituted or are pending or contemplated under the Act, (B) the registration statement, the related prospectus and each amendment or supplement thereof comply as to form in all material respects with the requirements of the Act (except that such counsel need not express any opinion as to financial statements or other financial or statistical data contained therein), (C) to such other customary matters as reasonably may be requested by counsel for the underwriters or by such seller or its counsel and (D) (not an opinion but as a negative assurance) that to the best knowledge of such counsel, such registration statement does not contain a material misrepresentation or omission to state a material fact necessary to make the statements therein not misleading; and (ii) a letter dated such date from the independent public accountants retained by the Company, addressed to the underwriters and to such seller, stating that they are independent public accountants within the meaning of the Act and that, in the opinion of such accountants, the financial statements of the Company included in the registration statement or the prospectus, or any amendment or supplement thereof, comply as to form in all material respects with the applicable accounting requirements of the Act, and such letter shall additionally cover such other financial matters (including information as to the period ending no more than five business days prior to the date of such letter) with respect to such registration as such underwriters reasonably may request; and

               (k) in connection with an underwritten offering pursuant to a registration statement filed pursuant to Section 1.1 hereof, enter into an underwriting agreement in customary form and containing customary provisions, including provisions for indemnification of underwriters and contribution, if so requested by any underwriter.

        1.5. Holdback Agreement.

               (a) Notwithstanding anything in this Agreement to the contrary, if after any registration statement to which the rights hereunder apply becomes effective (and prior to completion of any sales thereunder), the Board of Directors determines in good faith that the failure of the Company to (i) suspend sales of stock under the registration statement or (ii) amend or supplement the registration statement, would have a material adverse effect on the Company,


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the Company shall so notify each Holder participating in such registration and each Holder shall suspend any further sales under such registration statement until the Company advises the Holder that the registration statement has been amended or that conditions no longer exist which would require such suspension, provided that the Company may impose any such suspension for no more than 30 days and no more than 2 times during any twelve month period.

               (b) In the event that the Company effects a registration of any securities under the Act in an underwritten public offering, each Holder agrees not to effect any sale, transfer, disposition or distribution, including any sale pursuant to Rule 144 under the Act, of any Equity Securities (except as part of such offering) during the 90-day period commencing with the effective date of the registration statement for any public offering, provided that all officers, directors and holders of 5% or more of the Company's outstanding voting securities enter into agreements providing for similar restrictions on sales.

        1.6.   Registration Expenses.

               1.6.1. Holder Expenses.

               If, pursuant to Sections 1.1, 1.2 or 1.3 hereof, Registrable Securities are included in a registration statement, then the Holder thereof shall pay all transfer taxes, if any, relating to the sale of its shares, and any underwriting discounts or commissions or the equivalent thereof applicable to the sale of its shares.

               1.6.2. Company Expenses.

               Except for the fees and expenses specified in Section 1.6.1 hereof and except as provided below in this Section 1.6.2, the Company shall pay all expenses incident to the registration of shares by the Company and any Holders pursuant to Sections 1.1, 1.2 or 1.3 hereof, and to the Company's performance of or compliance with this Agreement, including, without limitation, all registration and filing fees, fees and expenses of compliance with securities or blue sky laws, underwriting discounts, fees and expenses (other than any Holder's portion of any underwriting discounts or commissions or the equivalent thereof), printing expenses, messenger and delivery expenses, and fees and expenses of counsel for the Company and a single counsel for all Holders selling shares (the fees of such counsel not to exceed $20,000 and not to exceed $5,000 in connection with a shelf registration pursuant to Section 1.3 hereof; provided that in the case of registrations of shares pursuant to Section
1.2 hereof, the Company shall not be responsible for counsel fees of more than $50,000 in the aggregate for all such registrations pursuant to Section 1.2 hereof) and all independent certified public accountants and other persons retained by the Company.

               1.6.3. Indemnity and Contribution.

                      (a) In the event that any shares owned by a Holder are proposed to be offered by means of a registration statement pursuant to Sections 1.1, 1.2 or 1.3 hereof, to the extent permitted by law, the Company agrees to indemnify and hold harmless such Holder, any underwriter participating in such offering, each officer, partner, manager and director of such


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person, each person, if any, who controls or may control such Holder or underwriter within the meaning of the Act and each representative of any Holder serving on the Board of Directors of the Company (such Holder or underwriter, its officers, partners, managers, directors and representatives, and any such other persons being hereinafter referred to individually as an "INVESTOR INDEMNIFIED PERSON" and collectively as "INVESTOR INDEMNIFIED PERSONS") from and against all demands, claims, actions or causes of action, assessments, losses, damages, liabilities, costs, and expenses, including, without limitation, interest, penalties, and attorneys' fees and disbursements, asserted against, resulting to, imposed upon or incurred by such Investor Indemnified Person, directly or indirectly (hereinafter referred to in this Section 1.6.3 in the singular as a "claim" and in the plural as "claims"), based upon, arising out of or resulting from any breach of representation or warranty made by the Company in any underwriting agreement or any untrue statement or alleged untrue statement of a material fact contained in the registration statement or any omission or alleged omission to state therein a material fact necessary to make the statements made therein, in the light of the circumstances under which they were made, not misleading, except insofar as such claim is based upon, arises out of or results from information furnished to the Company in writing by such Investor Indemnified Person for use in connection with the registration statement.

                      (b) In the event that any shares owned by a Holder are proposed to be offered by means of a registration statement pursuant to Sections 1.1, 1.2 or 1.3 hereof, to the extent permitted by law, each such Holder agrees, severally and not jointly, to indemnify and hold harmless the Company, each officer of the Company who signs the Registration Statement, each director of the Company, any underwriter participating in such offering, and each person, if any, who controls or may control the Company or such underwriter within the meaning of the Act (the Company, such officers and directors of the Company, such underwriter, and any such other persons also being hereinafter referred to individually as a "COMPANY INDEMNIFIED PERSON" and collectively as "COMPANY INDEMNIFIED PERSONS") from and against all claims based upon, arising out of or resulting from any untrue statement or alleged untrue statement of a material fact contained in the registration statement or any omission or alleged omission to state therein a material fact necessary in order to make the statement made therein, in the light of the circumstances under which they were made, not misleading, but only to the extent that such claim is based upon, arises out of or results from information furnished to the Company in writing by such Holder explicitly for use in connection with the registration statement; provided, however, that a Holder shall be under no obligation to indemnify or hold harmless any Company Indemnified Persons with respect to any amount in excess of the net cash proceeds paid to such Holder in connection with any sales of securities effected under such registration statement.

                      (c) The indemnification provisions set forth herein shall be in addition to any liability the Company or any Holder may otherwise have to the Investor Indemnified Persons or Company Indemnified Persons. The Company Indemnified Persons and the Investor Indemnified Persons are hereinafter referred to as Indemnified Persons. Promptly after receiving notice of any claim in respect of which an Indemnified Person may seek indemnification under this
Section 1.6.3, such Indemnified Person shall submit written notice thereof to either the Company or the Holders, as the case may be (sometimes being hereinafter referred to as an "Indemnifying Person"). The omission of the Indemnified Person so to notify the Indemnifying Person of any such claim shall not relieve the Indemnifying Person from any liability it may have


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hereunder except to the extent that (a) such liability was caused or increased by such omission, or (b) the ability of the Indemnifying Person to reduce such liability was materially adversely affected by such omission. In addition, the omission of the Indemnified Person so to notify the Indemnifying Person of any such claim shall not relieve the Indemnifying Person from any liability it may have otherwise than hereunder. The Indemnifying Person shall have the right to undertake, by counsel or representatives of its own choosing, the defense, compromise or settlement (without admitting liability of the Indemnified Person) of any such claim asserted, such defense, compromise or settlement to be undertaken at the expense and risk of the Indemnifying Person, and the Indemnified Person shall have the right to engage separate counsel, at its own expense, whom counsel for the Indemnifying Person shall keep informed and consult with in a reasonable manner; provided, however, if the defendants in any such action include both the Indemnified Person and the Indemnifying Person and the Indemnified Person shall have reasonably concluded that there may be a conflict between the positions of the Indemnifying Person and the Indemnified Person in conducting the defense of any such action or that there may be legal defenses available to it and/or other Indemnified Persons which are different from or additional to those available to the Indemnifying Person, the Indemnified Person shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of the Indemnified Person at the expense of the Indemnifying Person. In the event the Indemnifying Person shall elect not to undertake such defense by its own representatives, the Indemnifying Person shall give prompt written notice of such election to the Indemnified Person, and the Indemnified Person shall undertake the defense, compromise or settlement (without admitting liability of the Indemnified Person) thereof on behalf of and for the account and risk of the Indemnifying Person by counsel or other representatives designated by the Indemnified Person. Notwithstanding the foregoing, no Indemnifying Person shall be obligated hereunder with respect to amounts paid in settlement of any claim if such settlement is effected without the consent of such Indemnifying Person (such consent not to be unreasonably withheld).

                      (d) If the indemnification provided for in this Section
1.6 is held by a court of competent jurisdiction to be unavailable to an Indemnified Person, then the Indemnifying Person, in lieu of indemnifying such Indemnified Person hereunder, shall contribute to the amount paid or payable by such Indemnified Person as a result of any losses or claims in such proportion as is appropriate to reflect the relative fault of the Indemnified Person on the one hand and the Indemnifying Person on the other in connection with the statements or omissions that resulted in such losses or claims as well as any other relevant equitable considerations. The relative fault of the Indemnified Person and the Indemnifying Person shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Indemnifying Person or by the Indemnified Person and the parties' relative intent, knowledge and access to information and opportunity to correct or prevent such statement or omission. In no event will the liability of any Holder for contribution exceed the net proceeds received by such Holder in any sale of securities to which such liability relates.

        1.7. Grant and Transfer of Registration Rights.


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


               Except for registration rights granted by the Company after the date hereof (a) in connection with business acquisitions and which relate solely to registrations on Form S-3 or (b) which are subordinate to the rights of the Holders hereunder, the Company shall not grant any registration rights to any other person or entity without the prior written consent of the Initiating Holders, which consent shall not be unreasonably withheld or delayed. Holders shall have the right to transfer or assign the rights contained in this Agreement (i) to any limited partner or affiliate of a Holder in connection with the transfer of any Registrable Securities or (ii) to any third party transferee acquiring at least 20% of the Registrable Securities issued to the Holder as of the date hereof or the shares of Common Stock issued upon conversion of such Registrable Securities; provided: (a) the Company is, within thirty (30) days after such transfer, furnished with written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned; (b) such transferee or assignee agrees in writing to be bound by and subject to the terms and conditions of this Agreement; and (c) such assignment shall be effective only if immediately following such transfer the further disposition of such securities by the transferee or assignee is restricted under the Act.

        1.8.   Information From Holder.

               It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Section 1 with respect to the Registrable Securities of any selling Holder that such Holder shall furnish to the Company such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as shall be required to effect the registration of such Holder's Registrable Securities.

        1.9.   Changes in Common Stock.

               If there is any change in the Common Stock by way of a stock split, stock dividend, combination or reclassification, or through a merger, consolidation, reorganization or recapitalization, or by any other means, appropriate adjustment shall be made in the provisions hereof so that the rights and privileges granted hereby shall continue with respect to the Common Stock as so changed.

        1.10.  Rule 144 Reporting.

               With a view to making available to the Holders the benefits of certain rules and regulations of the SEC which may permit the sale of the Registrable Securities to the public without registration, the Company agrees to use its best efforts to:

               (a) Make and keep public information available, as those terms are understood and defined in SEC Rule 144 or any similar or analogous rule promulgated under the Act, at all times after the effective date of the first registration under the Act filed by the Company for an offering of its securities to the general public;

               (b) File with the SEC, in a timely manner, all reports and other documents required of the Company under the Act and the Exchange Act; and

               (c) So long as a Holder owns any Registrable Securities, furnish to such Holder forthwith upon request: a written statement by the Company as to its compliance with the reporting requirements of said Rule 144 of the Act, and of the Exchange Act (at any time after it has become subject to such reporting requirements); a copy of the most recent annual or quarterly report of the Company; and such other reports and documents as a Holder may reasonably request in availing itself of any rule or regulation of the SEC allowing it to sell any such securities without registration.

2.      DEFINITIONS.

        The capitalized terms contained in this Agreement shall have the following meanings unless otherwise specifically defined:

        "ACT" shall mean the Securities Act of 1933, as amended.

        "AGREEMENT" shall mean this Registration Rights Agreement.

        "BUSINESS DAY" shall mean Monday through Friday and shall exclude any federal or bank holidays observed in New York City.

        "COMMON STOCK" shall mean the common stock of the Company, no par value per share.

        "EFFECTIVE TIME" shall mean the time of the filing of the certificate of merger between Interland and Merger Sub with the Secretary of State of the State of Delaware in accordance with the relevant provisions of Delaware Law (or such later time as may be agreed in writing by Interland and Company).

        "EQUITY SECURITIES" shall mean the Common Stock, and any warrants or other rights to subscribe for or to purchase, or any options for the purchase of, Common Stock, any stock or security convertible into or exchangeable for Common Stock or any other stock, security or interest in the Company whether or not convertible into or exchangeable for Common Stock.

        "HOLDERS" shall mean MTI, the Interland Founders, the Other Holders, and any other person or entity that is a valid transferee of the rights granted hereunder pursuant to Section 1.7 hereof.

        "INTERLAND" shall mean Interland, Inc., a Georgia corporation.

        "INDEMNIFIED PERSON" shall have the meaning ascribed to that term in
        Section 1.6.3.

        "INDEMNIFYING PERSON" shall have the meaning ascribed to that term in
        Section 1.6.3.

        "INITIATING HOLDERS" shall mean MTI and those Other Holders who in the aggregate beneficially own not less than 50% of the Registrable Securities.

        "MERGER" shall mean the merger of Merger Sub with and into Interland in a reverse triangular merger with Interland to be the surviving corporation at the Effective Time, pursuant to the Merger Agreement.

        "MERGER AGREEMENT" shall mean the Agreement and Plan of Merger dated of even date herewith, between Company, Merger Sub, and Interland.

        "MERGER SHARES" shall mean those shares of the Common Stock of Company issued to the shareholders of Interland in the Merger.

        "MTI" shall mean Micron Technology, Inc., a Delaware corporation.

        "MTI SHARES" shall mean those shares of the Common Stock of Company beneficially owned by MTI.

        "OTHER HOLDERS" shall mean those persons that are listed on Exhibit A attached hereto.

        "COMPANY" shall mean Micron Electronics, Inc., a Minnesota corporation, or any successor thereto.

        "REGISTRABLE SECURITIES" shall mean (i) those shares of Company Common Stock beneficially owned by MTI, (ii) those shares of Company Common Stock issued in exchange for those shares of Interland Common Stock held by the Interland Founders and Other Holders upon the Effective Time of the Merger, (iii) the shares of Company Common Stock issued to CPQ and HP upon the exercise of their warrants to acquire Company Common Stock and (iv) any equity securities issued as a distribution with respect to or in exchange for or in replacement for any of the shares referred to in clauses (i), (ii) or (iii); provided, however, that Registrable Securities shall not include any securities that have been previously sold pursuant to a registration statement filed under the Act or under Rule 144 promulgated under the Act, or which have otherwise been transferred in a transaction in which the transferor's rights under this Agreement are not assigned or are not subject to transfer restrictions under the Act or applicable state securities laws.

        "SEC" shall mean the Securities and Exchange Commission, or any other federal agency at the time administering the Act.

3.      MISCELLANEOUS.

        3.1.   Entire Agreement; Amendment.

               This Agreement constitutes the entire agreement among the parties hereto with respect to the matters provided for herein, and it supersedes all prior oral or written agreements, commitments or understandings with respect to the matters provided for herein, including the Prior Agreement. This Agreement may not be amended without the written consent of the Company and the Initiating Holders. Each Holder agrees that this Agreement may be amended by the written consent of (i) the Company and (ii) the Other Holders who in the aggregate beneficially own not less than 50% of the Registrable Securities, as defined herein.

        3.2.   Waiver.

               No delay or failure on the part of any party hereto in exercising any right, power or privilege under this Agreement or under any other instruments given in connection with or pursuant to this Agreement shall impair any such right, power or privilege or be construed as a waiver of any default or any acquiescence therein. No single or partial exercise of any such right, power or privilege shall preclude the further exercise of such right, power or privilege, or the exercise of any other right, power or privilege. No waiver shall be valid against any party hereto unless made in writing and signed by the party against whom enforcement of such waiver is sought and then only to the extent expressly specified therein.

        3.3.   No Third Party Beneficiaries.

               Except to the extent that the rights hereunder are assigned in accordance with Section 1.7, it is the explicit intention of the parties hereto that no person or entity other than the parties hereto is or shall be entitled to bring any action to enforce any provision of this Agreement against any of the parties hereto, and the covenants, undertakings and agreements set forth in this Agreement shall be solely for the benefit of, and shall be enforceable only by, the parties hereto or their respective successors, heirs, executors, administrators, legal representatives and permitted assigns.

        3.4.   Binding Effect.

        This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors, heirs, executors, administrators, legal representatives and permitted assigns.

        3.5.   Governing Law.

               This Agreement, the rights and obligations of the parties hereto, and any claims or disputes relating thereto, shall be governed by and construed in accordance with the laws of Delaware (excluding the choice of law rules thereof).

        3.6.   Notices.

               All notices, demands, requests, or other communications which may be or are required to be given, served, or sent by any party to any other party pursuant to this Agreement shall be in writing and shall be hand-delivered, sent by overnight courier service or mailed by first-class, registered or certified mail, return receipt requested, postage prepaid, or transmitted by facsimile, addressed as follows:

               (i)    If to the Company:

                      Micron Electronics, Inc.
                      900 E. Karcher Road
                      Nampa, ID 83687-3045
                      Attention:  Joel J. Kocher
                      Facsimile No.: (208) 898-3424

                      with a copy (which shall not constitute notice) to:

                      Fenwick & West LLP
                      Two Palo Alto Square
                      Palo Alto, CA 94306
                      Attention:  Dennis R. DeBroeck
                      Facsimile No.: (650) 494-1417

               (ii)   If to the Interland:

                      Interland, Inc.
                      101 Marietta Street, Suite 200
                      Atlanta, GA 30303
                      Attention:  Ken Gavranovic
                      Facsimile No.: (404) 720-3707

                      with a copy (which shall not constitute notice) to:

                      Kilpatrick Stockton LLP
                      1100 Peachtree Street, Suite 2800
                      Atlanta, GA 30309-4530
                      Attention:  David A. Stockton
                      Facsimile No.: (404) 815-6555

               (iii)  if to MTI, to:

                      Micron Technology, Inc.
                      8000 S. Federal Way
                      Boise, ID   83712
                      Attention: Wilbur G. Stover
                      Facsimile No.: (208) 368-4242

                      with a copy to:

                      Wilson Sonsini Goodrich & Rosati
                      650 Page Mill Road
                      Palo Alto, CA   94306
                      Attention: John Fore
                      Facsimile No.: (650) 493-6811

               (iv) If to the Other Investors, then to the names and addresses set forth on the books and records of the Company after the Merger.

Each party may designate by notice in writing a new address to which any notice, demand, request or communication may thereafter be so given, served or sent. Each notice, demand, request, or communication which shall be hand-delivered, mailed, transmitted or telecopied in the manner described above, shall be deemed sufficiently given, served, sent, received or delivered for all purposes at such time as it is delivered to the addressee (with the return receipt, the delivery receipt, or the answerback being deemed conclusive, but not exclusive, evidence of such delivery) or at such time as delivery is refused by the addressee upon presentation.

        3.7.   Execution in Counterparts.

               To facilitate execution, this Agreement may be executed in as many counterparts as may be required; and it shall not be necessary that the signatures of, or on behalf of, each party, or that the signatures of all persons required to bind any party, appear on each counterpart; but it shall be sufficient that the signature of, or on behalf of, each party, or that the signatures of the persons required to bind any party, appear on one or more of the counterparts. All counterparts shall collectively constitute a single agreement. It shall not be necessary in making proof of this Agreement to produce or account for more than a number of counterparts containing the respective signatures of, or on behalf of, all of the parties hereto.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

        IN WITNESS WHEREOF, the undersigned have duly executed this Agreement, or have caused this Registration Rights Agreement to be duly executed on their behalf, as of the day and year first hereinabove set forth.

                                 MICRON ELECTRONICS, INC.


                                 By: /s/ Joel J. Kocher
                                     -------------------------------------------
                                 Name:  Joel J. Kocher
                                 Title: President and Chief Executive Officer

                                 INTERLAND, INC.


                                 By: /s/ Ken Gavranovic
                                     -------------------------------------------
                                 Name:  Ken Gavranovic
                                 Title: President and Chief Executive Officer

                                 MICRON TECHNOLOGY, INC.


                                 By: /s/ Steven R. Appleton
                                     -------------------------------------------
                                 Name:  Steve Appleton
                                 Title: Chairman, CEO and President

                [SIGNATURE PAGE TO REGISTRATION RIGHTS AGREEMENT]

                                 THE INTERLAND FOUNDERS

                                 KEN GAVRANOVIC


                                 By: /s/ Ken Gavranovic
                                     -------------------------------------------


                                 WALDEMAR FERNANDEZ


                                 By: /s/ Waldemar Fernandez
                                     -------------------------------------------



                [SIGNATURE PAGE TO REGISTRATION RIGHTS AGREEMENT]

                                 THE OTHER HOLDERS

                                 BANCBOSTON VENTURES INC.


                                 By: /s/ M. Scott McCormack
                                     -------------------------------------------
                                 Name:  M. Scott McCormack
                                 Title: Vice President

                [SIGNATURE PAGE TO REGISTRATION RIGHTS AGREEMENT]

                                 BELL ATLANTIC INVESTMENTS, INC.


                                 By:
                                     -------------------------------------------
                                 Name:
                                 Title:



                      [SIGNATURE PAGE TO REGISTRATION RIGHTS AGREEMENT]

                                 BOULDER VENTURES, III L.P.


                                 By: /s/ Andrew E. Jones
                                     -------------------------------------------
                                 Name:  Andrew E. Jones
                                 Title: General Partner

                                 BOULDER VENTURES III (ANNEX) L.P.


                                 By: /s/ Andrew E. Jones
                                     -------------------------------------------
                                 Name:  Andrew E. Jones
                                 Title: General Partner



                [SIGNATURE PAGE TO REGISTRATION RIGHTS AGREEMENT]

                                 CPQ HOLDINGS INC.


                                 By:
                                     -------------------------------------------
                                 Name:
                                 Title:



                      [SIGNATURE PAGE TO REGISTRATION RIGHTS AGREEMENT]

                                 CREST COMMUNICATIONS
                                 PARTNERS L.P.


                                 By: CREST Communications Holdings, LLC,
                                     its authorized representative

                                 By:  /s/ Gregg A. Mockenhaupt
                                     -------------------------------------------
                                 Name:  Gregg A. Mockenhaupt
                                 Title: Managing Director

                                 CREST ENTREPRENEURS FUND L.P.


                                 By: CREST Communications Holdings, LLC,
                                     its authorized representative

                                 By:  /s/ Gregg A. Mockenhaupt
                                     -------------------------------------------
                                 Name:  Gregg A. Mockenhaupt
                                 Title: Managing Director



                [SIGNATURE PAGE TO REGISTRATION RIGHTS AGREEMENT]

                                 HEWLETT-PACKARD  CORPORATION


                                 By:
                                     -------------------------------------------
                                 Name:
                                 Title:



                [SIGNATURE PAGE TO REGISTRATION RIGHTS AGREEMENT]

                                 MICROSOFT CORPORATION


                                 By: John A. Seethoff
                                     -------------------------------------------
                                 Name:  John A. Seethoff
                                 Title: Assistant Secretary



                [SIGNATURE PAGE TO REGISTRATION RIGHTS AGREEMENT]

                                 NETWORK SOLUTIONS, INC.


                                 By: James M. Ulam
                                     -------------------------------------------
                                 Name:  James M. Ulam
                                 Title: SVP, General Counsel



                [SIGNATURE PAGE TO REGISTRATION RIGHTS AGREEMENT]

                                 PRIVATE EQUITY CO-INVEST LTD.


                                 By:
                                     -------------------------------------------
                                 Name:
                                 Title:



                [SIGNATURE PAGE TO REGISTRATION RIGHTS AGREEMENT]

                                    EXHIBIT A

THE OTHER HOLDERS

Bell Atlantic Investments, Inc.
CPQ Holdings, Inc.
Crest Communications Partners L.P.
Crest Entrepreneurs Fund L.P.
Boulder Ventures III, L.P.
Boulder Ventures III (Annex), L.P.
BancBoston Ventures, Inc.
Hewlett-Packard Company
Microsoft Corporation
Network Solutions, Inc.
Private Equity Co-Invest Ltd.